                                                                   EXHIBIT 10.11

                                     NEDBANK
                                  NEDBANK HOUSE
                20 ABCHURCH LANE, LONDON EC4N 7AD, UNITED KINGDOM
                       TELEPHONE (0171) 623-1077 (GENERAL)
    TELEPHONE (0171) 623 1329 (FOREX DEALERS) (0171) 623-2763 (CORP DEALERS)
                              FAX: (0171) 621-9304
              TELEX 886208, 8956177 (GENERAL) TELEX 8956269 (FOREX)
                          TELEGRAMS: "VASCOGAMA" LONDON

            Our Ref. CREDIT/  DJE

The Directors,
Union Transport, Inc.
P.O. Box 134
Town Mills,
Trinity Square,
St. Peter Port,
Guernsey,
Channel Islands.
                                                              2nd January, 1997.

Dear Sirs,

We are pleased to advise you that Nedcor Bank Limited, ("the Bank"), has agreed to provide to Union Transport, Inc., ("the Borrower") a multicurrency multi option facility (the "Facility") in the aggregate principal amount of (pound)6,620,000 ("the Limit") or its equivalent in any other currency or currencies at the discretion of the Bank (a "Permitted Currency") on the terms and conditions detailed below.

1.

1.1 Conditions Precedent The Facility may only be utilised when the Bank notifies the Borrower that it has received, in form and substance satisfactory to the Bank, the documents and evidence specified in schedule 1.

1.2 Facility Options Subject to paragraph 2, the Facility may be utilised on any business day by way of the following options (each an "Option") and in accordance with the provisions of the schedules relating to such Options (such schedules form part of the terms and conditions of this facility letter and terms used in this facility letter which are not defined herein are defined in the schedules):

(i) guarantee facility (the "Guarantee Facility") for amounts of up to (pound)3,000,000 or its equivalent in any combination of Permitted Currencies and performance bond facility (the "Performance Bond Facility") for amounts of up to (pound)2,100,000 or its equivalent in any combination of Permitted Currencies (see schedule 2); and/or

(ii) letter of credit facility (the "L/C Facility") for amounts of up to (pound)1,520,000 or its equivalent in any combination of Permitted Currencies with any additional utilisation to be taken within Guarantee and Performance Bond Facility limits as appropriate (see schedule 3);

     provided that the aggregate of all of the utilisation under all of the options shall not at any time exceed the Limit.

1.3 Sterling Equivalent The Sterling equivalent of any Permitted Currency utilised or available to be utilised under the Facility shall be calculated by the Bank at any time and from time to time by reference to the Bank's then spot rate of exchange in the London Interbank Market for the purchase of the relevant Permitted Currency with sterling (the "Sterling Equivalent"). The aggregate Sterling Equivalents of all utilisations made or requested under the Facility will be calculated at such time as the Bank shall determine before any utilisation for the purpose of determining compliance with the relevant option limit and the Limit and, at any other time or times, and, if in any case any such limit(s) has/have been exceeded, then the Bank may, without prejudice to its rights under paragraph 2 and 3, demand immediate repayment of such amount as is necessary to ensure that such limit(s) are complied with.

2.   PERIOD

The Facility is available on an on-going basis until further notice subject to the Bank's normal credit review procedures which will be undertaken at least annually.

3.   TERMINATION

Notwithstanding any other provision of this Facility Letter, the Bank may at any time serve notice to require the Borrower to provide the Bank with full cash cover for the Bank's maximum liability, whether actual or contingent, under any outstanding Letter of credit or Guarantee and to require the Borrower to execute any such further documentation in relation to any cash cover as the Bank shall request.

4.   PAYMENTS

4.1 Calculation Interest and commission shall accrue from day to day and be computed on the basis of the actual number of days elapsed on a 365 day year for amounts in Sterling and South African Rand and a 360 day year for amounts in any Permitted Currency.

4.2 No Deductions All payments to be made to the Bank hereunder shall be made without set-off or counter claim and free from, clear of and without deduction of any taxes or any other charges or withholdings. If the Borrower is compelled by law to make any such deduction, the Borrower may do so and the Borrower will pay to the Bank such additional amounts as the Bank shall consider necessary to enable the Bank to receive the amount which would have been payable if no such deduction had been required.

4.3 Debit to Accounts The Borrower irrevocably authorises the Bank to debit any account the Borrower may have with the Bank with all or any amounts due from the Borrower to the Bank in connection with the Facility.

5.   COMPLIANCE COSTS AND INDEMNITY

5.1 Negotiation/Enforcement Expenses The Borrower agrees to reimburse the Bank on demand for all expenses (including legal fees) inclusive of VAT incurred by the Bank in connection with negotiation and administration of the Facility or preparation of this facility letter or any Security Document or in connection with the enforcement, preservation or defense of any of the Bank's rights in respect thereof or in respect of any Security Document.

5.2 Compliance Costs The Borrower will compensate the Bank for any cost or reduced return to the Bank in connection with the Bank's compliance in such manner as the Bank thinks fit with any and all restrictions, requirements, rules and regulations (whether now in force or later introduced) of the Bank of England or any other applicable regulatory, monetary, fiscal or other authority.

5.3 Default Interest If the Borrower fails to place the Bank in funds in respect of any amount payable as required under this facility letter, the Borrower shall pay to the Bank on demand interest on the overdue amount in the currency thereof from the date up to the date of actual payment (as well after as before judgment), compounded monthly, at a rate of 3% per annum above the cost to the Bank (as conclusively determined by the Bank) of funding such overdue amount from such sources and for such periods as the Bank may decide.

5.4 Default Indemnity The Borrower shall indemnify the Bank on demand against any claim, cost, loss or expense incurred by the Bank as a result of any default by the Borrower in the performance of any of the Borrower's obligations to the Bank.

6.   MISCELLANEOUS

6.1 Waivers No failure or delay in exercising on the Bank's part any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise thereof, or the exercise of any other right. No waiver by the Bank shall be effective unless it is in writing.

6.2 Information The Borrower shall provide the Bank promptly with such financial or other information as the Bank may from time to time reasonably request, including, without limitation, the following:

     Management accounts of the Borrower to include consolidated and sole Profit and Loss accounts and sole balance sheet monthly, within 21 days of the month end. (As per Union Transport Group Financial Pack requirements.)

     Management accounts of Union Ocean Transport Ltd. to include Profit and Loss accounts and balance sheet monthly, within 21 days of the month end. (As per Union Transport Group Financial Pack requirements.)

     Aged debtors schedule of Union Ocean Transport Ltd. in an agreed format, within 21 days of the month end.

     Management accounts of Union Ocean Transport Corp. to include Profit and Loss accounts and balance sheet monthly, within 21 days of the month end. (As per Union Transport Group Financial Pack requirements.)

     Aged debtors schedule of Union Transport Corp., in an agreed format, within 21 days of the month end.

     such other aged debtors information as will evidence that there is sufficient unencumbered debtor cover for the Facility in an agreed format, within 21 days of the month end.

6.3 Calculations Any calculation or statement made by the Bank and notified to the Borrower in connection with this facility letter shall be conclusive and binding on the Borrower in the absence of manifest error and except on any question of law.

6.4 Timings All references in this facility letter to a time of day shall, in the absence of any express statement to the contrary, be a reference to London time.

6.5 Entire Agreement The provisions of this facility letter supersede any correspondence, discussion, representations, statements or agreements prior to the Borrower's acceptance of this facility letter.

6.6 Severability If at any time any one or more of such provisions of this facility letter (or any part) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

6.7 Set off The Bank shall be entitled at any time without notice (both before and after demand) to set off all or part of any of the Borrower's liabilities now or hereafter due, owing or incurred to the Bank against any credit balance on any account of the Borrower with the Bank (whether current or otherwise or subject to notice or not or due to the Borrower or not).

6.8 Negative Pledge The Borrower undertakes not to alienate, sell or otherwise dispose of, pledge, assign or otherwise charge or encumber any of its assets without the Bank's prior written consent.

6.9 Notices Each notice or other communication under this facility letter shall be in writing and shall be given by being left at or sent by post, telex or fax to the Borrower or to the Bank at their respective address set out above or to such other address as each of them notify to the other in writing from time to time and if the Borrower is incorporated outside of England and Wales also to the Borrower at Reading Cargo Centre, Hyperion Way, Rose Kiln Lane, Reading Berkshire RG2 OJS. Any such notice or communication shall be deemed to have been given in the case of post two days after being put in the post and in the case of telex or facsimile when transmitted, provided that any communication or notice to the Bank shall be effective only when received.

7.   LAW AND JURISDICTION

This facility shall be governed by and construed in all respects in accordance with English law. For the exclusive benefit of the Bank, the Bank and the Borrower irrevocably agree that the English courts are to have jurisdiction to settle any disputes which may arise out of or in connection with the Facility and that the Borrower submits to the jurisdiction of such courts for such purpose. Any address to which paragraph 6.9 hereof permits the Bank to deliver notices to the Borrower shall be an effective address for service on the Borrower of proceedings in the English courts. Nothing contained in this paragraph shall limit the Bank's rights to take proceedings against the Borrower in the courts of any country in which it has assets or in any other courts of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

This offer is available for acceptances until 16 February 1997 after which it will cease to be valid unless otherwise agreed by the Bank. Please indicate your acceptance by having authorized officials sign the attached copy of this facility letter, initial each of the pages of the Schedules thereto and return it to the Bank.

                                Yours faithfully,
                              for and on behalf of
                                NEDCOR BANK LTD.


/s/ [Illegible]                             /s/ [Illegible]
AUTHORISED SIGNATORY                       AUTHORISED SIGNATORY
----------------------------               ----------------------------

We, refer to the letter dated 2 January 1997 from Nedcor Bank Limited to us of which the aforegoing is a copy and hereby agree to, and accept, the terms thereof.

                              For and on behalf of


               /s/ Illegible                           /s/ Illegible
               Authorised Signatory                    Authorised Signatory

                                                         Date 24 January 1997
                                                             ----------------

Signed in accordance with a resolution passed by a properly constituted board meeting: a certified copy of which is attached.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

Each of the following in form and substance satisfactory to the Bank.

1. The duplicate original of this facility letter duly signed on behalf of the Borrower.

2.   Originals of the following security documents (the "Security Documents"):

     a. General counter indemnity from the Borrower to support any Guarantees. Performance Bonds or Letters of Credit issued on its or its subsidiaries behalf.
     b. Unlimited guarantee from Union Ocean Transport Ltd. First Debenture over the fixed and floating assets of Union Ocean Transport Ltd.
     c.   Unlimited guarantee from Union Air Transport Ltd.
     d. First Debenture over the fixed and floating assets of Union Air Transport Ltd.
     e. Subordination of loan agreement from Union Air Transport Ltd. to cover a minimum sum of (pound)250,000 lent to the Borrower
     f.   Unlimited guarantee from Union-Transport Corp.
     g.   First charge over the receivables of Union-Transport Corp.
     h. Guarantee from PTR Holdings Inc. in favour of Union Ocean Transport Ltd. in the sum of US$4,500,000
     i. Guarantee from each Associate for which a Guarantee, Performance Bond or Letter of Credit is issued.

(each security provider either singly or jointly to be hereinafter referred to as the "Security Provider").

3. A copy, certified as true complete and up to date by the secretary or a director of the Borrower and the Security Providers of a resolution of the Board of directors of the Borrower and the Security Providers, approving the Borrower's and the Security Provider's entry into and performance of each of the documents to which it is a party and giving details of the officers of the Borrower and the Security Providers authorised to sign each of the documents to which it is a party and any communications and documents relating thereto;

4. A legal opinion in relation to the Borrower and the Security Provider which is incorporated outside England and any Security Document executed or to be executed by it.

                                   SCHEDULE 2

                                   GUARANTEES

1.   Utilisation and mechanics

     The Borrower may request the issue of guarantees, indemnities, or other obligations to secure banking facilities with other banks (a "Guarantee") in sterling and/or in Permitted Currencies or performance bonds undertakings (a "Performance Bond") on its own behalf or on behalf of subsidiaries (each an "Associate") with a maximum validity of 12 months by sending to the Bank within a reasonable timescale prior to the date on which the Borrower wishes the Guarantee or Performance Bond to be issued notice specifying the details of the beneficiary, the validity period together with the full text of the Guarantee or Performance Bond.

     The Bank will be under no obligation to accept such a request but if it does it will require a properly completed and executed counter-indemnity from the Borrower in the Bank's standard form from time to time and supporting board resolutions and/or other corporate approval documentation in form and substance satisfactory to the Bank.

2.   Commission

     The rate of commission for issuing Guarantees will be calculated on the maximum amount of the Bank's actual and/or contingent liability as determined by the Bank under the relevant Guarantee. Such commission will be due and payable in advance on the date of issue of the relevant Guarantee and thereafter at the rate of:

     An establishment fee of (pound)200 for each Guarantee or Performance Bond

     0.75% per annum or part thereof where the liability secured is a lending facility with another bank.

     0.6% per annum or part thereof where the liability secured is a Performance Bond.

     or such other rate as agreed between the Bank and the Borrower from time to time.

3.   Cash Cover

     Without prejudice to the Bank's rights under any other document held or to be held by the Bank in connection with the Facility, the Borrower hereby irrevocably and unconditionally undertakes that, in respect of any payment made by the Bank under any Guarantee, the Borrower will provide the Bank with cleared funds to such account as specified by the Bank in the appropriate currency to enable the Bank to apply the same in making such payment.

                                   SCHEDULE 3

                           LETTERS OF CREDIT FACILITY

1.   Utilisation and mechanics

     The Borrower may request the Bank to open documentary letters of credit ("Letters of Credit") on its own behalf or on behalf of subsidiaries (each an "Associate") in sterling and/or in Permitted Currencies payment to be either at sight or on deferred terms of up to days after issuance of such Letter of Credit.

     The Bank will be under no obligation to accept such a request but if it does the Bank will require:

     (a) all Letters of Credit opened to be on a full recourse basis and subject to I.C.C. Uniform Customs and Practice for Documentary Credits as currently in force and from time to time amended and otherwise in a form and upon terms satisfactory to the Bank;

     (b) applications for Letters of Credit to be made on the Bank's standard application form, or in such other manner as shall be agreed between the Bank and the Borrower from time to time, such applications to be received by a reasonable period prior to the date on which the Borrower wishes the Letter of Credit to be opened and;

     (c) the Borrower to execute a letter of pledge and other documentation prior to the date on which the Borrower wishes the Letter of Credit to be opened.

2.   Charges

     The Borrower shall be charged an issuance fee calculated on the maximum available amount (at the time such fee is payable) of each Letter of Credit issued at the Bank's standard tariff from time to time, payable in advance upon the issuance of such Letter of Credit for the period from issuance of such Letter of Credit to its expiry date.

     All other charges will be in accordance with the tariff set out in Schedule 4.

3.   Cash Cover

     Without prejudice to the Bank's right under any other document held or to be held by the Bank in connection with the Facility, the Borrower hereby irrevocably and unconditionally undertakes that, in respect of any payment made by the Bank under each Letter of Credit the Borrower will provide the Bank with cleared funds to such account as specified by the Bank in the appropriate currency to enable the Bank to apply the same in making such payment.